UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 30, 2003

WORLD AIRWAYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26582	94-1358276
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The HLH Building
101 World Drive
Peachtree City, Georgia 30269
(Address of principal executive offices)

(770) 632-8000
(Registrant’s telephone number, including area code)

ITEM 5.     Other Events and Required FD Disclosure.

          On December 30, 2003, World Airways, Inc., a Delaware corporation (the “Registrant”), closed a $30,000,000 term loan (the “Term Loan”) supported by a $27,000,000 federal guarantee from the Air Transportation Stabilization Board (the “ATSB”). In connection with the closing of the Term Loan, the Registrant:

•	Terminated its existing credit facility with Wells Fargo Foothill, Inc.;

•	Issued to the ATSB, as additional compensation for the federal loan guarantee, warrants to purchase an aggregate of 2,378,223 shares of the Registrant’s common stock;

•	Issued $25,545,000 aggregate principal amount of new 8.0% Convertible Senior Subordinated Debentures due 2009 (the “New Debentures”) in exchange for $22,545,000 aggregate principal amount of its outstanding 8.0% Convertible Senior Subordinated Debentures due 2004 (the “Existing Debentures”) and $3,000,000 in cash; and

•	Called for redemption the remainder, or $18,000,000 aggregate principal amount, of its Existing Debentures.

          The following brief description of certain of the principal terms of the Term Loan, the warrants issued to the ATSB, the New Debentures and related agreements and instruments is qualified by reference to the terms and conditions of the agreements and instruments filed as exhibits hereto and incorporated by reference herein.

          The Term Loan and the Guarantees

          Of the $30,000,000 principal amount of the Term Loan, $27,000,000 (the “Tranche A Loan”) is guaranteed by the ATSB and $3,000,000 (the “Tranche B Loan”) is guaranteed by a third party. The Registrant’s obligations under the agreement governing the Term Loan (the “Loan Agreement”) and the related guarantees are secured by substantially all of the assets of the Registrant and its wholly-owned subsidiary.

          The Tranche A Loan bears interest at a rate equal to the lender’s weighted average cost of issuing commercial paper plus 0.50% per annum. In the event the Tranche A Loan is funded by or assigned to another entity, the interest rate will be LIBOR plus 0.60% per annum. The Tranche B Loan bears interest at a rate equal to LIBOR plus 1.0% per annum. Interest on the Term Loan is payable semi-annually on June 12 and December 12 of each year.

          The Registrant is required to pay semi-annual guarantee fees commencing on the date of the closing of the Term Loan (i) to the ATSB at an annual rate of 4.5% of the principal amount of Tranche A Loan scheduled to be outstanding for the interest periods ending on or about June 12 and December 12, 2004, increasing by 0.5% each year for subsequent semi-annual interest periods through December 12, 2008; and (ii) to the guarantor of the Tranche B Loan at an annual rate of 3.0% of the principal amount of Tranche B Loan scheduled to be outstanding for the interest periods ending on or about June 12 and December 12 of each year for so long as the Term Loan remains outstanding excluding December 12, 2008 (or the maturity date of the Term Loan).

          The principal amount of the Term Loan will be repaid in three annual installments of $6,000,000 each, commencing on December 12, 2005, and a fourth installment of $12,000,000 due on December 12, 2008. The Registrant may pre-pay the principal amount of the Term Loan and accrued interest, without penalty, in any amounts equal to or greater than the lesser of $1,000,000 or 5.0% of the outstanding principal amount of the Term Loan. The Registrant will be required to pre-pay the Term Loan, subject to certain limitations and carve-outs, from (a) the proceeds of future borrowings from other sources and issuances of debt or equity securities; (b) the proceeds of any significant asset sales; and (c) the net proceeds from insurance or condemnation. In the event of a change in control, as defined in the Loan Agreement, the ATSB will have the right to require the Registrant to repay the Term Loan in full.

          The Loan Agreement contains negative covenants that limit (subject to customary exceptions) the Registrant’s ability to, among other things, (a) grant additional liens on its property; (b) make significant investments; (c) pay dividends, redeem capital stock or repay indebtedness other than the Term Loan; (d) liquidate, wind up, dissolve or engage in certain acquisitions; (e) engage in certain sale-leaseback transactions; (f) engage in certain transactions with affiliates; (g) engage in any business unrelated to its existing business; (h) consolidate, merge with or into another entity or sell substantially all of its assets unless certain conditions are satisfied; (i) engage in certain asset sales; (j) create or acquire certain subsidiaries; (k) enter into joint ventures involved in speculative transactions; (l) amend the terms of agreements relating to the Registrant’s other indebtedness for borrowed money; (m) enter into any going-private transactions; (n) grant any additional negative pledges; or (o) reprice outstanding stock options. In addition, the Loan Agreement contains certain financial covenants requiring the Registrant to maintain a certain amount of unrestricted cash or cash equivalents and to comply with certain financial ratios.

          The ATSB Warrants

          The Registrant issued to the ATSB, as additional compensation for the federal loan guarantee, a series of warrants (collectively, the “ATSB Warrants”) to purchase in the aggregate 2,378,223 shares of the Registrant’s common stock, representing 10% of the Registrant’s issued and outstanding common stock on a diluted basis to reflect the exercise of such ATSB Warrants and the exercise or conversion of all of the Registrant’s other outstanding warrants and convertible securities other than stock options. The ATSB Warrants consist of the following: (a) warrants to purchase 1,269,022 shares of common stock, exercisable at $0.78 per share through December 30, 2008; (b) warrants to purchase 886,979 shares of common stock, exercisable at $3.20 per share through December 30, 2009; (c) warrants to purchase 111,111 shares of common stock, exercisable at $2.50 per share through August 23, 2004; and (d) warrants to purchase 111,111 shares of common stock, exercisable at $2.50 per share through March 29, 2005.

          The exercise price of the ATSB Warrants and the number of shares of the Registrant’s common stock purchasable upon the exercise of the ATSB Warrants are subject to customary anti-dilution adjustments in certain situations, including, but not limited to, (i) payment of dividend or distribution of the Registrant’s common stock to the holders of its common stock, a split or other subdivision of the outstanding shares of the Registrant’s common stock, the combination of the outstanding shares of the Registrant’s common stock into a smaller number of shares, or the issuance or distribution to holders of the Registrant’s common stock of evidences of its indebtedness, cash or other assets, or shares of any class of capital stock; (ii) the issuance of any rights, options or warrants to holders of the Registrant’s common stock to subscribe for or purchase shares of its common stock or securities convertible into the Registrant’s common stock at a price per share less than the greater of the market price, or the then effective exercise price of the ATSB Warrants; (iii) a tender or exchange by the Registrant for its common stock at a price in excess of the market price of its common stock following the tender or exchange transaction; or (iv) the issuance or sale of any shares of the Registrant’s common stock or of any rights, options or warrants to subscribe for or purchase shares of its common stock, other than certain excluded issuances, in each case at a purchase price per share less than the greater of the fair market value of the common stock or the then effective exercise price of the ATSB Warrants.

          The holder of the ATSB Warrants will be entitled to (a) demand registration of all or part of the common stock underlying the ATSB Warrants under the Securities Act of 1933, as amended (the “Securities Act”), on three separate occasions; and (b) request that the Registrant include the common stock underlying the ATSB Warrants in any registration statement filed for purposes of a public offering of the Registrant’s common stock or any securities which are convertible into the Registrant’s common stock. The Registrant will pay all registration expenses, other than any underwriting fees or selling commission, and will take other actions as are required to permit unrestricted resales of the common stock underlying the ATSB Warrants pursuant to any applicable registration statement.

          The New Debentures

          The New Debentures represent the Registrant’s senior subordinated unsecured obligations and will mature on December 30, 2009. The New Debentures bear interest at the rate of 8.0% payable semi-annually on June 30 and December 30 of each year, commencing June 30, 2004, to the persons in whose name the New Debentures are registered at the close of business on the preceding June 15 or December 15, as the case may be. Interest on the New Debentures will be paid on the basis of a 360-day year of 12 30-day months. The New Debentures are convertible into the Registrant’s common stock at any time at a conversion price of $3.20 per share, subject to adjustment as provided in the indenture governing the New Debentures (the “New Indenture”). The New Debentures are not redeemable prior to December 30, 2004. During the next full year, the New Debentures will be redeemable at the Registrant’s option at 100% of the principal amount thereof, provided that the Registrant’s common stock closes at a price equal to or greater than 200% of the conversion price for 20 out of 30 consecutive trading days. During the following full year, the New Debentures will be redeemable at the Registrant’s option at 100% of the principal amount thereof, provided that the Registrant’s common stock closes at a price equal to or greater than 150% of the conversion price for 20 out of 30 consecutive trading days. Beginning on December 31, 2006, the Registrant may redeem the New Debentures at its option at 100% of the principal amount thereof. Until the date when all the New Debentures have been converted into the Registrant’s common stock, the Registrant may not, directly or indirectly, declare or pay any cash dividend or make any other cash payment or distribution, on account of the common stock or to the direct or indirect holders of its common stock.

          The conversion price of the New Debentures is subject to customary anti-dilution adjustments, including, but not limited to, in the event the Registrant (a) subdivides its shares of common stock or distributes to its stockholders any assets or shares of capital stock or other securities, or (b) sells additional shares of its common stock or securities convertible into or exercisable for shares of its common stock at a price below the lower of the then effective conversion price or current market price.

          The holders of the New Debentures have the right to require the Registrant to repurchase all or any part of the New Debentures upon the occurrence of (a) a change in control, as defined in the New Indenture, or (b) a termination of trading, as defined in the New Indenture, in each case at a price equal to 100% of the principal amount thereof together with accrued and unpaid interest to the repurchase date.

          The Registrant agreed to register the New Debentures and the common stock into which the New Debentures are convertible under the Securities Act pursuant to a “shelf” registration statement on Form S-3 as soon as practicable following the closing. If the Registrant does not file the required registration statement within 60 days following the closing, or such registration statement is not declared effective within 120 days of the closing, the Registrant will be required to pay additional interest to the holders of the New Debentures.

          Redemption of the Existing Debentures

          In connection with the closing of the Term Loan and the issuance of the New Debentures, the Registrant called for redemption all of the Existing Debentures remaining outstanding, consisting of $18,000,000 aggregate principal amount of the Existing Debentures. The Existing Debentures will be redeemed on January 28, 2004 at 101.143% of their principal amount, the applicable redemption price set forth in the indenture governing the Existing Debentures.

ITEM 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)     Exhibits

Exhibit No.	Document

99.1	Indenture, dated as of December 30, 2003, by and between the Registrant and Wachovia Bank, National Association.

99.2	Form of Registration Rights Agreement, dated as of December 30, 2003.

Exhibit No.	Document

99.3	Loan Agreement, dated as of December 30, 2003, by and among the Registrant, as borrower, Govco Incorporated, as primary Tranche A lender, Citibank, N.A., as alternate Tranche A lender, collateral agent and agent, Citicorp North America Inc., as Govco administrative agent, Citicorp USA Inc., as Tranche B lender, Phoenix American Financial Services, Inc., as loan administrator, and the ATSB. *

99.4	Mortgage and Security Agreement, dated as of December 30, 2003, by and among the Registrant and World Airways Parts Company, LLC, as grantors, in favor of Citibank, N.A., as collateral agent.

99.5	Warrant No. D-1-1, dated as of December 30, 2003, in favor of the ATSB.

99.6	Warrant No. D-1-2, dated as of December 30, 2003, in favor of the ATSB.

99.7	Warrant No. D-1-3, dated as of December 30, 2003, in favor of the ATSB.

99.8	Warrant No. D-1-4, dated as of December 30, 2003, in favor of the ATSB.

99.9	Registration Rights Agreement, dated as of December 30, 2003, by and between the Registrant and the ATSB.

*	The Registrant has sought confidential treatment for portions of the referenced exhibit.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2004	WORLD AIRWAYS, INC. (Registrant)

	By: /s/	Hollis L. Harris

Hollis L. Harris
Chairman of the Board of Directors
and Chief Executive Officer